UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION


                         Washington, D.C. 20549


                                FORM 8-K


                             CURRENT REPORT



                   Pursuant to Section 13 or 15(d) of
                   the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): July 19, 2005
                         EXCEL TECHNOLOGY, INC.
          .................................................
          (Exact name of Registrant as specified in Charter)

          Delaware                    0-19306            11-2780242
(State or other jurisdiction       (Commission         (I.R.S. Employer
      of Incorporation)            File Number)      Identification No.)


                 41 Research Way, E. Setauket, NY 11733
          ..................................................
          (Address of principal executive Offices) (zip code)

Registrant's Telephone Number, including area code:  (631)-784-6175
                                                      ..............

                             Not applicable
      ............................................................
     (Former name or former address, if changed since last report)


ITEM 2.02   RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     On July 19, 2005 the Registrant announced results for its second quarter ended June 24, 2005. A copy of the press release is attached as an exhibit.

ITEM 9.01    FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION
             AND EXHIBITS

     (c)   Exhibits

     99.1  Press Release, dated July 19, 2005.








                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           EXCEL TECHNOLOGY, INC.
Date: July 19, 2005
                                           By: /s/ Alice Varisano
                                               ......................
                                               Alice Varisano,
                                               Chief Financial Officer



                                            EXHIBIT 99.1 TO FORM 8-K

FOR IMMEDIATE RELEASE                       Contact:  J. Donald Hill,
                                                      Chairman
                                                             or
                                                      Investor Relations
                                                      631-784-6175


                    EXCEL TECHNOLOGY REPORTS RESULTS
                     FOR THE SECOND QUARTER OF 2005

East Setauket, NY, July 19, 2005 - Excel Technology, Inc. (NASDAQ: XLTC) today announced the results for the quarter ended June 24, 2005.
Revenues for the period were $33.3 million, a decrease of 2.5%, from $34.2 million for the same period in 2004. After tax profits were $4.0 million for the second quarter of this year as compared to $4.1 million in the same period last year. For the six months ended June 24, 2005 after tax profits were $6.5 million compared to $8.1 million for the same period in 2004. Net income per share on a diluted basis of $0.33 for the quarter ended June 24, 2005 was the same as net income per share on a diluted basis reported for the same period in 2004. For the six months ended June 24, 2005 net income per share on a diluted basis was $0.53 in 2005 compared to $0.65 for the same period in 2004.

J. Donald Hill, Chairman, stated, "The strong sequential gains this past quarter were in part the result of the wide array of new product introductions over the past year or so and improved efforts to get them into the marketplace. Bookings were good, operating margins made a sharp sequential recovery and progress relative to our most recent quarters was fairly broad. We believe our outlook is good and that our long term strategic growth plan is on track."

Antoine Dominic, Chief Executive Officer, added, "We are pleased our second quarter results were much better than our previous two quarters. However, we are not completely satisfied with these results. Our ending backlog increased by $2 million during the quarter, as our bookings were higher than our revenues. Profitability was good and we should see improvements in our operating profitability as we increase our revenues. Our emphasis on sales and marketing efforts so far have realized positive results as evidenced by our higher bookings during the quarter and we hope to build on this progress. Our product development efforts have resulted in a high level of product introductions, which are being well received in the market. We remain optimistic about our future opportunities. "

Alice Hughes Varisano, Chief Financial Officer, concluded, "The Company had a respectable quarter, sales increased by 10% and net income increased 59% in comparison to the first quarter of 2005. Gross margins were good and we hope to improve on them as we build our revenues, due to the fixed costs being absorbed over the higher sales volume. The Company's research and development activities are currently averaging 11% of sales, which should yield future benefits. Current year general and administrative costs reflect the full absorption of Sarbanes Oxley audit costs for 2005. Cash flow from operations for the six months ended June 24 was positive and we remain debt free. The Company continues to evaluate its best use of cash and is positioned well for future opportunities as they present themselves."

This news release contains forward-looking statements, which are based on current expectations. Actual results could differ materially from those discussed or implied in the forward-looking statements as a result of various factors including future economic, competitive, regulatory, and market conditions, future business decisions, market acceptance of the Company's products, and those factors discussed in the Company's Form 10-K for the year ended December 31, 2004. In light of the significant uncertainties inherent in such forward-looking statements, they should not be regarded as a representation that the Company's objectives and plans will be achieved, and they should not be relied upon by investors when making an investment decision. Words such as "believes," "anticipates," "expects," "intends," "may," and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements.

Excel and its wholly owned subsidiaries manufacture and market photonics-based solutions, consisting of laser systems and electro-optical components, primarily for industrial/commercial and scientific applications.


                           FINANCIAL SUMMARY
                  (in thousands, except per share data)

                                  FOR THE QUARTER    FOR THE SIX MONTHS
                                   ENDED JUNE 24        ENDED JUNE 24
                                    (unaudited)          (unaudited)
                                  2005        2004      2005       2004
                                ........   ........   ........   ........

Net Sales & Services            $ 33,296   $ 34,163   $ 63,510   $ 70,453

Cost of Sales and Services      $ 17,073   $ 17,502   $ 33,265   $ 37,304
                                ........   ........   ........   ........
Gross Profit                    $ 16,223   $ 16,661   $ 30,245   $ 33,149

Operating Expenses:
   Selling & Marketing          $  4,718   $  4,817   $  9,067   $  9,598
   General & Administrative     $  2,727   $  2,927   $  5,961   $  5,731
   Research and Development     $  3,755   $  3,401   $  7,090   $  6,765
                                ........   ........   ........   ........
Operating Income                $  5,023   $  5,516   $  8,127   $ 11,055


Other Income                    $    279   $    271   $    618   $    505
                                ........   ........   ........   ........
Pre-Tax Income                  $  5,302   $  5,787   $  8,745   $ 11,560
Provision for Income Taxes      $  1,313   $  1,736   $  2,243   $  3,462
                                ........   ........   ........   ........

Net Income                      $  3,989   $  4,051   $  6,502   $  8,098
                                ........   ........   ........   ........
                                ........   ........   ........   ........

Net Income Per Common
   Share - Diluted              $   0.33   $   0.33   $   0.53   $   0.65

Weighted Average Common
   Shares Outstanding - Diluted   12,237     12,449     12,236     12,447


                 BALANCE SHEET & SELECTED FINANCIAL DATA

                                        June 24, 2005   DECEMBER 31, 2004
                                        .............   .................
Cash                                        $   9,810          $   11,329

Investments                                 $  34,900          $   30,425

Accounts Receivable, net                    $  22,872          $   19,782

Inventory                                   $  30,582          $   28,839

Other Current Assets                        $   2,948          $    3,301
                                            .........          ..........
Total Current Assets                        $ 101,112          $   93,676

Property, Plant & Equipment, net            $  26,001          $   26,492

Other Non-Current Assets & Goodwill         $  31,741          $   32,310
                                            .........          ..........
Total Assets                                $ 158,854          $  152,478
                                            .........          ..........
Accounts Payable                            $   6,036          $    5,265

Accrued Expenses and
   Other Current Liabilities                $   9,893          $    8,405
                                            .........          ..........

Total Current Liabilities                   $  15,929          $   13,670

Other Non-Current Liabilities               $   2,807          $    2,807

Stockholders' Equity                        $ 140,118          $  136,001
                                            .........          ..........

Total Liabilities & Stockholders' Equity    $ 158,854          $  152,478
                                            .........          ..........
                                            .........          ..........

Working Capital                             $  85,183          $   80,006

Current Ratio                                    6.35                6.85